UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 14, 2005

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TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in Its Charter)
New York (State or Other Jurisdiction of Incorporation)	Not Applicable (IRS Employer Identification No.)

33-92990, 333-13477, 333-22809, 333-59778, 333-83964, and 333-121493 (Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

By agreement with Teachers Insurance and Annuity Association of America (“TIAA”), Elizabeth Monrad, formerly Executive Vice President and Chief Financial Officer of TIAA, resigned in all capacities effective as of November 14, 2005. In connection with such resignation, TIAA and Ms. Monrad entered into a separation agreement (the “Separation Agreement”), which provides for the payment to Ms. Monrad in 2005 of $315,000 in settlement of the then outstanding supplemental long-term compensation awards that were made to her in connection with her initial employment with TIAA. Under the terms of the Separation Agreement, Ms. Monrad is also eligible to receive a payment in 2008 of $1 million in settlement of outstanding basic long-term compensation awards, subject to the satisfactory resolution before a date certain of certain governmental investigations related to a previous employer in a manner that does not involve a finding of culpability on her part. The matters that are the subject of these governmental investigations do not involve TIAA or any activity by Ms. Monrad as an officer or employee of TIAA. Under the terms of the Separation Agreement, TIAA agreed to pay Ms. Monrad’s legal expenses incurred in the negotiation of the Separation Agreement. The amounts described above are in lieu of any severance or other amounts payable to Ms. Monrad in connection with her resignation of employment. Under the terms of the Separation Agreement, Ms. Monrad provides TIAA with a full release of claims and agrees to abide by customary confidentiality and non-solicitation provisions.

Item 1.02. Termination of a Material Definitive Agreement

Effective November 14, 2005, TIAA entered into the Separation Agreement (see Item 1.01 above) with Ms Monrad, which, among other things, terminated Ms. Monrad's employment agreement with TIAA, which was previously effective as of July 7, 2003.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2005, TIAA and its companion organization, CREF, announced the resignation of Ms. Monrad as Executive Vice President and Chief Financial Officer of TIAA and certain affiliated investment companies. Ms. Monrad’s resignation was effective November 14, 2005. Attached as Exhibit 99.1 is a copy of the press release relating to her resignation.

Item 9.01 Financial Statement and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated November 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: November 16, 2005	By:	/s/George W. Madison
George Madison
ExecutiveVice President and General Counsel